UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”). From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. The materials disclosed herein may be posted to the Ancora Alternatives campaign website at www.movenscforward.com.

On May 5, 2024, Jim Chadwick, President of Ancora Alternatives, sent the following letter to Chair Amy Miles of the board of directors of the Company.

May 5, 2024

Norfolk Southern Corporation

650 West Peachtree Street, NW

Atlanta, Georgia 30308

Attn: Amy Miles, Chair of Board

Subject: Incumbent Director Mongeau Should not Serve on the Norfolk Southern Board

Dear Chair Miles,

We recently saw reports that the U.S. Department of Justice launched an investigation into TD Bank in connection with a money laundering scheme involving hundreds of millions of dollars from illicit narcotics. Given Norfolk Southern Director Claude Mongeau’s membership on the TD Bank board, we have looked closely at other companies where he has served as a director. While we have no reason to believe that Mr. Mongeau is or ever has been involved in any wrongdoing, we see an unfortunate pattern that certain of those companies have had significant regulatory and compliance problems, as detailed below.

Norfolk Southern currently operates under heightened scrutiny in an already heavily regulated sector. We do not believe it is appropriate for Mr. Mongeau to continue to serve on the Norfolk Southern Board given the recent disclosures at TD Bank.

We have identified a pattern of high profile regulatory and compliance problems at companies where Mr. Mongeau has served as a director:

•	Mr. Mongeau sat for over a decade on SNC-Lavalin Group Inc. board and audit committee, from 2003 to 2015.[1] Between 2001 and 2011, a senior company executive admitted paying tens of millions of dollars of company funds in bribes to secure construction projects in Libya.[2] Mr. Mongeau’s tenure on the SNC-Lavalin board overlapped in large part with the board’s oversight failures with respect to these illicit payments.

1 https://financialpost.com/news/fp-street/cns-claude-mongeau-joins-snc-lavalin-audit-committee

2 https://www.cbc.ca/news/business/snc-lavalin-trial-board-1.5096153

•	We note that the SNC-Lavalin owns Atkins Nuclear Secured, the company hired by Norfolk Southern to perform a safety assessment after East Palestine – despite having no railroad industry experience.[3]

•	Since 2015, Mr. Mongeau has served as a director of TD Bank. In 2023, Canadian financial regulator FinTRAC fined the company millions and “deemed its anti-money-laundering compliance to be unsatisfactory.”[4]

•	This week’s news is even more troubling. The Wall Street Journal reported that the DOJ “investigation into TD Bank’s internal controls focuses on how Chinese crime groups and drug traffickers used the Canadian lender to launder money from U.S. fentanyl sales.”[5] TD Bank disclosed three other anti-money laundering investigations and has set aside as an initial provision of $450 million for just one of those, noting it expects additional monetary penalties. FinTRAC also separately fined TD Bank again this week.[6]

•	We note that Mr. Mongeau serves on the corporate governance committee, the responsibilities of which are to “[p]rovide oversight of enterprise-wide conduct risk and enterprise-wide complaints, and act as the conduct review committee for the Bank and certain of its Canadian subsidiaries that are federally regulated financial institutions.”[7] TD Bank’s announcement this week said that its anti-money laundering “program was insufficient to effectively monitor, detect, report, and respond to suspicious activity.”

•	Mr. Mongeau’s time with the TD Bank board has failed to result in the implementation of the rigorous oversight programs that were needed to prevent authorities in more than one country from pursuing multiple enforcement actions against the company. These board failures will apparently result in quite significant costs TD Bank’s shareholders.

In light of the newly disclosed regulatory concerns combined with the previous instances, we believe you should ask Mr. Mongeau to step down. Multiple regulators and government agencies are dedicating their focus to Norfolk Southern’s actions every day – the Board needs the contributions of directors with a track record of success in developing and overseeing compliance programs.

Regards,

/s/ Jim Chadwick
James Chadwick
President
Ancora Alternatives LLC

# # #

3 https://norfolksouthern.mediaroom.com/2023-05-25-Norfolk-Southern-appoints-Atkins-Nuclear-Secured-to-lead-independent-safety-review

4 https://www.theglobeandmail.com/business/article-td-bank-fintrac-penalties-anti-money-laundering-controls/

5 https://www.wsj.com/articles/td-bank-probe-tied-to-laundering-of-illicit-fentanyl-profits-aae71243?mod=Searchresults_pos1&page=1

6 https://nowtoronto.com/news/td-bank-slammed-with-over-9m-fine-for-numerous-violations/

7 https://www.td.com/ca/en/about-td/corporate-profile/committees-of-the-board

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.